EXHIBIT 23

                       CONSENT OF LINDSEY, KEYS & SHANNON

The Board of Directors
Thermaire, Inc. dba Thermal Corp.

We consent to the inclusion of our report dated March 1, 1997, with respect to the balance sheets of Thermaire, Inc. dba Thermal Corp. as of December 31, 1996, and the related combined statement of income (loss) and statement of cash flows for the same period ended December 31, 1996, which report appears as Exhibit 99 in the Annual Report on Form 10-KSB dated April 11, 1997.


Spring, Texas
April 11, 1997